Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2001 appearing in the Annual Report on Form 10-KSB of Hydro Environmental Resources, Inc. for the period ended December 31, 2000 and to the reference to us under the heading "Experts" in such Registration Statement.




/s/ Cordovan and Harvey, P.C.
CORDOVANO AND HARVEY, P.C.
Certified Public Accountants
Denver, Colorado

February 14, 2002